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                                             Exhibit 12
                                             Form 10-Q
                                             For the Nine
                                             Months Ended
                                             September 30, 1996



                            AT&T Corp.
        Computation of Ratio of Earnings to Fixed Charges

                      (Dollars in Millions)
                           (Unaudited)


                                                       For the Nine
                                                       Months Ended
                                                       September 30, 1996

Earnings Before Income Taxes ..........................     $6,904

Less Interest Capitalized during
  the Period...........................................        141

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................        120

Add Fixed Charges......................................        921

Total Earnings.........................................     $7,564



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $  764

Interest Portion of Rental Expense.....................        157

    Total Fixed Charges................................     $  921

Ratio of Earnings to Fixed Charges.....................        8.2